UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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BRINK’S HOME SECURITY HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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As previously disclosed, on January 18, 2010, Brink’s Home Security Holdings (the “Company”) announced that it has entered into an Agreement and Plan of Merger, dated as of January 18, 2010, with Tyco International Ltd. (“Tyco”) and certain wholly owned subsidiaries of Tyco, pursuant to which Tyco will acquire the Company (the “Merger”). In connection with the announcement of the Merger, the Company made several communications to its employees and dealers, which are set forth below.

A copy of a letter sent by Robert B. Allen, the Company’s President and Chief Executive Officer, to the Company’s employees on January 19, 2010 and a series of questions and answers regarding the Merger delivered by the Company to its employees on January 19, 2010, are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.

A copy of the letter sent by Mr. Allen to the Company’s dealers on January 19, 2010 and a series of questions and answer regarding the Merger delivered by the Company to its dealers on January 19, 2010 are attached hereto as Exhibits 99.3 and 99.4, respectively, and incorporated herein by reference.

The Company also delivered a copy of presentations about the Merger to its management and dealers, each on January 19, 2010, copies of which are attached hereto as Exhibits 99.5 and 99.6, respectively, and incorporated herein by reference.